EXHIBIT 10.7

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

ADDENDUM No. 3
TO SUPPLY AND DISTRIBUTION AGREEMENT

THIS ADDENDUM No. 3 TO SUPPLY AND DISTRIBUTION AGREEMENT (“Addendum No. 3”), dated as of November 27, 2012 (the “Effective Date”), is entered into by and between Stryker Corporation, a Michigan corporation, acting through its Instruments Division (“Distributor”) and Synergetics, USA Inc., a Delaware corporation (referred to herein as “VFS”).

WHEREAS, Distributor and VFS entered into that certain Supply and Distribution Agreement dated October 25, 2004, which was amended by Addendum No. 1 as of November 15, 2006, and Addendum No. 2 as of August 1, 2007, and Acknowledgements dated, respectively, as of January 1, 2012, April 1, 2012, June 27, 2012, and October 25, 2012 (collectively, the “Agreement”); and

WHEREAS, Distributor and VFS now desire to further amend the terms and conditions of the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Distributor and VFS hereby agree as follows.

1.
Term.  Section III., Paragraph 1.1 of the Agreement is hereby amended and modified to delete such section in its entirety and substitute therefore the following:
“Unless terminated sooner pursuant to Section III., Paragraph 2 hereof or extended as provided herein, the term of this Agreement shall commence on the Effective Date and shall continue in force until June 30, 2015.  If on or before January 1, 2015 the term of this Agreement has not been extended beyond June 30, 2015 by written agreement of Distributor and VFS, the parties on written notice from either party shall for a period of ninety (90) days after such written notice conduct good faith discussions at mutually convenient times regarding the terms and conditions of an extension to this Agreement.  While the parties are obligated to discuss an extension in good faith, there is no obligation on the part of either party to agree to an extension.”

2.	Specifications. Schedule A shall be amended by deleting such Schedule A in its entirety and substituting therefor the Schedule A attached hereto.

3.
Price.  Section I., Paragraph 2 is hereby amended to provide the following.  The Product price shall be fixed for the Term as set forth in Schedule B, unless amended as provided for herein.  Schedule B shall be amended by deleting such Schedule B in its entirety and substituting therefor the Schedule B attached hereto. [Redacted**]

4.
Payment Terms.  Section I., Paragraph 2.3 of the Agreement is amended and modified to provide that payment shall be made within [redacted**] following the receipt of the invoice from VFS.  All other elements of this section remain unchanged.

Addendum No. 3
To Supply and Distribution Agreement
Stryker and Synergetics

5.	Notices. Section III., Paragraph 8.12 is hereby amended to substitute the following contact information for notices to each party.

To VFS:
Synergetics USA, Inc.
3845 Corporate Centre Drive
O’Fallon, Missouri  63368
Attention:  General Counsel

To Distributor:
Stryker Corporation
Stryker Instruments Division
4100 East Milham Avenue
Kalamazoo, Michigan 49001
Attention:  Lisa Holmes

With copy to:
Stryker Corporation
2825 Airview Boulevard
Kalamazoo, MI 49002
Facsimile: (269) 385-2066
Attention: General Counsel

6.
Ratification.  Except as set forth herein, all remaining terms and conditions of the Agreement shall remain in full force and effect.  To the extent any terms or conditions in this Addendum No. 3 conflict with the Agreement, the terms and conditions of this Addendum No. 3 shall control.

7.
Miscellaneous.  This Addendum No. 3 may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.  No agreement hereafter made shall be effected to change, modify, or discharge this Addendum No. 3, in whole or in part, unless such agreement is in writing and signed by or on behalf of the Party against whom the enforcement of the change, modification, or discharge is sought.  This Amendment shall be binding on the Parties hereto and their respective personal and legal representatives, successors, and permitted assigns.  Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment.

IN WITNESS WHEREOF, the Parties have signed this Amendment intending to be legally bound by its terms as of the date first stated above.

Stryker Corporation:		Synergetics USA, Inc.:

By:	/s/ Chad A. McVey	By:	/s/ David M. Hable

Name:	Chad A. McVey	Name:	David M. Hable

Date:	November 27, 2012	Date:	November 27, 2012

Addendum No. 3
Stryker and Synergetics

SCHEDULE A

Stryker RF MultiGen Generator Product Specification

The Stryker RF MultiGen generator is designed to coagulate living human tissue for the interventional treatment of pain.  The system provides electrical stimulator pulse functions for nerve localization, and various radio frequency outputs that are selectable based upon the surgical procedure undertaken.  The generator is earth isolated, and may be configured for 2 independent bipolar outputs or 4 independent monopolar outputs with a common return electrode/grounding pad.  The system shall be provided with safety features so that critical parameters are monitored to the extent that it will provide warning and/or alerting when critical parameters exceed specified limits.  The unit shall be designed to meet the requirements of the Medical Device Directive, 93/42/EEC, ANSI/AAMI HF-18-2001, and other relevant medical device standards required for world-wide sale and use.

[Redacted**]

** This information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Addendum No. 3
Stryker and Synergetics

SCHEDULE B

Product	Stryker Part No.	Purchase Price

Interventional Pain RF Lesion Generator	[Redacted **]	[Redacted **]

Hand Control for Lesion Generator	[Redacted **]	[Redacted **]

** This information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and  Exchange Commission.